Exhibit 10.22

Advisory Board Membership Agreement                                 Page 1 of 1


                       Advisory Board Membership Agreement


Agreement between AdZone Research, Inc. (AdZone) a Delaware Corporation with offices at 211 Roanoke Ave, Riverhead, NY and Jonathan White of 6405 Woodbrook SE, Grand Rapids Michigan: whitej@gvsu.edu 616-498-9199 cell. 616-942-8505.

Jonathan White shell become a member of AdZone's advisory board for a period of 12 (twelve) months. The position shall require at least one hour of consulting time per month as available daring this period to assist AdZone with its Defense and Homeland Security initiatives.

AdZone shelf compensate Jonathan White 40,000 (Forty Thousand) shares of its restricted common stock.

AdZone may distribute and release any information regarding this relationship as required and as it sees fit.


AdZone Research, Inc. Jonathan White

By: /s/ Jonathan White                                          By 9-12-02

Jonathan White

Name: Jonathan R. White

Title: Advisory Board Member

Date: 9-12-02              Date: 9-12-02